EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (“Agreement”) is made this 8th day of November, 2010, between STARTRAK SYSTEMS, LLC, a Delaware limited liability company (“Employer”) and E. KEVIN DAHILL (the “Executive”).

RECITALS:

Employer is a wholly-owned subsidiary of Alanco Technologies, Inc., an Arizona corporation (“Alanco”)
.
Employer wishes to employ the Executive on the terms and conditions in this Agreement and in accordance with the policies established by the Employer for executive level employees; and

Executive desires to accept such employment;

NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  DEFINITIONS

The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

1.1.           Affiliates.  “Affiliates” of the Employer, or a person “affiliated” with the Employer, are any persons or entities which, directly or indirectly, through one or more intermediaries, controls or are controlled by or are under common control with the persons or entities specified.

1.2.           Base Salary.  “Base Salary” shall have the meaning set forth in Section 3.1 hereof.

1.3.           Board. “Board” shall mean the Board of Directors of Alanco.

1.4.           Cause.  Termination of the Executive’s employment for “Cause” shall mean termination of Executive’s employment by the Employer because the Executive has: (a) been convicted of any felony, or any crime involving (i) unethical or illegal business practice, (ii) misappropriation of money or other property, (iii) fraud, (iv) moral turpitude or (v) material dishonesty; (b) been found by a good faith determination of the Board to have willfully participated in an illegal business practice, misappropriation of money or other property, fraud, material misrepresentation or material dishonesty against the Employer; (c) been found by a good faith determination of the Board to have willfully and materially breached a material term of this Agreement; or (d) been found by a good faith determination of the Board to have willfully or recklessly violated any of the Employer’s written policies of which the Executive had advance notice in a manner which the Board in good faith determines had or will have a material adverse affect on the Employer.  With regard to subparts (c) and  (d) above, termination for Cause shall not exist if the Executive remedies within ten (10) days after written demand from the Board any such alleged grounds for termination for Cause, provided the grounds for a Termination for Cause can be remedied; provided further, however, that the Executive shall not be afforded this 10-day cure period if, after the Executive has been given the opportunity to make a presentation to the Board, it is determined in good faith by the affirmative vote of a majority of the whole Board (excluding the Executive if he is a member of the Board) that affording such cure period would likely cause material harm to the Employer.

1.5.           Date of Termination.  “Date of Termination” shall mean the date specified in the Notice of Termination required by Section 1.8.

1.6.           EBITDAS.  The term “EBITDAS” means the Employers earnings before consideration of interest, taxes, depreciation, amortization and stock based compensation in accordance with generally accepted accounting principals.

1.7.           Good Reason.  Termination by the Executive of the Executive’s employment for “Good Reason” shall mean termination by the Executive based on any one of the following:

1.7.1.           Without the Executive’s express written consent, a material adverse change made by the Employer in the Executive’s essential functions, duties or responsibilities for the day-to-day management of Employer; provided, however, that, the Employer may change the person to whom the Executive reports (so long as the Executive continues to report to the Chief Executive Officer or Chairman of the Board  of Alanco).

1.7.2.           Without the Executive’s express written consent, a material reduction by the Employer in the Executive’s Base Salary or Target Bonus, in each case as the same may be increased from time to time; or, except to the extent permitted by Section 3.4.1 hereof, a material reduction in the package of fringe benefits provided to the Executive, taken as a whole;

1.7.3.           Without the Executive’s express written consent, the Employer fails to provide the Executive with an office and administrative support or requires the Executive to work in an office which is more than 30 miles from the location of the Employer’s current principal executive office in New Jersey, except for required travel on business of the Employer to an extent substantially consistent with the Executive’s business travel obligations as of the Effective Date of this Agreement.  Provided however, that any actions taken by the Employer to accommodate a disability of the Executive or pursuant to the Family and Medical Leave Act shall not be a “Good Reason” for purposes of this Agreement; and provided further that the continued employment of the Executive for thirty (30) days following Employee’s knowledge that circumstances for Good  Reason exists shall constitute consent to, or a waiver of rights with respect to, any circumstance constituting such Good Reason.

1.8.           Notice of Termination.  Any purported termination of the Executive’s employment by the Employer for any reason, or by the Executive for any reason shall be communicated by a written “Notice of Termination” to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, (iii) specifies a Date of Termination; and (iv) is given in the manner specified in Section 10.2.

2.  EMPLOYMENT

2.1.           Position; Title.  The Employer hereby employs the Executive, as President of Employer, reporting directly to the Chief Executive Officer of Alanco (and if Employee becomes the Chief Executive Officer of Alanco, to the Board), and the Executive hereby accepts said employment and agrees to render such services to the Employer, on the terms and conditions set forth in this Agreement.  As President, Executive shall have full operational responsibility of Employer and will have such other duties and responsibilities consistent with his position as President, including operational responsibility for engineering, product development, sales, marketing, finance, human resources, and customer support.

2.2           Term.   Unless extended as provided in this Section 2.2, or terminated in accordance with Section 5, the term of this Agreement shall commence on November 8, 2010 (the “Effective Date”) and shall end on December 31, 2011; provided, however, that the Agreement may be extended for additional one (1) year periods if the Executive and the Employer consent thereto in writing.  Any such subsequent one-year extension term shall be referred to herein as a (“Renewal Term”).  Reference herein to “the term of this Agreement” or “Term” shall refer both to the Initial Term and any Renewal Term, as the context requires.  The parties expressly agree that designation of a term and renewal provisions in this Agreement does not in any way limit the right of the parties to terminate this Agreement at any time as hereinafter provided.

2.3.           Duties. During the term of this Agreement, the Executive shall devote substantially all of his full working time and attention and use his best efforts to further the interests of the Employer and to perform such services for the Employer as are consistent with his position as President of Employer.  The Executive shall devote substantially all of his working time, attention and energies to the business of the Employer. This restriction shall not, however, preclude the Executive (i) from owning less than five percent (5%) of the total outstanding shares of a publicly traded company, (ii) from investing in real estate or owning shares or other equity interests in private companies which do not compete with the Employer, (iii) from employment in any capacity with Affiliates of the Employer, or (iv) from performing services with respect to pre-existing SBA business relationships as previously disclosed to the Alanco Chief Executive Officer.

3.  COMPENSATION AND BENEFITS

3.1.           Base Salary.  For services rendered hereunder by the Executive, the Employer shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of one hundred and ninety thousand dollars ($190,000) per year (“Base Salary”).  The Base Salary may be increased from time to time by and at the discretion of the Board.  The Base Salary shall be payable in accordance with the Employer’s regular payroll practices.

3.2.           Bonus. Additionally, for services rendered hereunder by the Executive, the Employer shall pay Executive a bonus equal to seven (7%) percent of the excess of the Employer’s quarterly EBITDAS over $100,000.00, provided that the sales for such quarter increase by at least 5% over the previous quarter.  The bonus for a quarter shall be paid within thirty (30) days following the end of such quarter.  The bonus program shall begin with the Employer’s fiscal quarter beginning January 1, 2011.  Except as set forth in Sections 5.3 and 5.7, the Executive must be employed with the Company as of the last day of the applicable calendar quarter to earn or receive a bonus under this Section 3.2.

3.3.           Withholding. All payments required to be made by the Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

3.4.           Policies and Benefits.  Except as otherwise provided herein, the Executive's employment shall be subject to the personnel policies that apply generally to the Employer’s senior executive employees as the same may be interpreted, adopted, revised or deleted from time to time, during the Term, by the Employer in its sole discretion.  During the Term, the Executive shall be entitled to participate in and receive the benefits of any benefit plans, benefits and privileges given to senior executive level employees of the Employer, to the extent commensurate with his duties and responsibilities, including any disability plans of Employer (“Benefit Plans”) when and if such Benefit Plans are established by the Employer; provided, however, based upon Executive’s election, Executive shall not participate in Employer’s health plans and in lieu thereof Employer shall pay Executive $833.00 per month for reimbursement for Executive maintaining his own health plans; and provided further, Executive’s vacation time shall be unrestricted and may be taken at Executive’s discretion as long as Employer’s business is not adversely affected thereby.  Executive shall not be compensated for unused vacation time.   The Employer shall not make any changes in such plans, benefits or privileges that would adversely affect the Executive’s rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employer and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any other executive officer of the Employer.  Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Executive pursuant to Section 3.1 hereof.

3.5           Employee Stock Options. Executive shall be granted the following Employee Incentive Stock Options (to the extent the options qualify under applicable law, otherwise the options shall be non-statutory options) to purchase shares of Class A Common Stock of Alanco under Alanco’s Executive Stock Option Plan attached hereto as Exhibit “A”:

a.
A five-year option to purchase up to 70,000 shares of Class A Common Stock of Alanco at a purchase price of $2.00 per share.  Said option shall vest 25% on each of the following dates:  December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011.

b.
A five-year option to purchase up to 30,000 shares of Class A Common Stock of Alanco at a purchase price of $2.50 per share.  Said option shall vest 25% on each of the following dates:  December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011.

c.
The options shall vest upon the death of Executive if such death occurs after March 31, 2011.  Further, in the event that Executive’s employment by Employer is terminated for any reason, other than death or disability, the options shall expire ninety (90) days following such termination.  In the event of Executive’s death or termination due to disability, the options shall expire on the first anniversary of the date of such death or termination.

d.	Notwithstanding the foregoing, the options shall not vest and shall terminate in the event Alanco enters into a definitive agreement to sell 51% or more of Employer on or before December 31, 2010.

4.  EXPENSES

The Employer shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of, or in connection with the business of the Employer, including, but not by way of limitation, traveling expenses, communication expenses, and all reasonable entertainment expenses (whether incurred at the Executive’s residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by policies of the Employer and/or the Board.

                 5.  TERMINATION

5.1.           Termination Due to Death.  If the Executive’s employment is terminated by reason of the Executive’s death, the Employer shall have no further obligation to pay compensation to the Executive effective the Date of Termination.  The entitlement of any beneficiary of the Executive to benefits under any benefit plan shall be determined in accordance with applicable law and the provisions of such plan.

5.2.           Termination by Executive Other Than for Good Reason.  In the event the Executive terminates this Agreement other than for Good Reason, compensation pursuant to Section 3.1 of this Agreement shall end as of the Date of Termination.  The entitlement of the Executive to benefits under any Benefit Plan shall be determined in accordance with applicable law and the provisions of such plan.

5.3.           Termination by the Employer Without Cause.  If this Agreement is terminated by the Employer Without Cause pursuant to this Section 5.3, effective the Date of Termination, the Employer shall pay the Executive in accordance with normal payroll practices through the end of the scheduled Term.  Any bonus earned in accordance with section 3.2 for the quarter in which the Date of Termination occurs shall be equal to the number of days from the beginning of said quarter through the Date of Termination divided by 90 multiplied by the full bonus for said quarter, which pro rata bonus shall be paid to Executive at the time set forth in Section 3.2.  No further bonus for subsequent quarters shall be paid to the Executive.

The entitlement of the Executive to benefits under any Benefit Plan following a termination by Employer under this section 5.3 shall be determined in accordance with applicable law and the provisions of such plan.

5.4.           Termination for Cause.  Upon a Termination by the Employer for Cause as defined in Section 1.4, pursuant to this Section 5.4, the Employer shall have no further obligation to pay compensation to the Executive effective the Date of Termination.  The entitlement of the Executive to benefits under any Benefit Plan shall be determined in accordance with applicable law and the provisions of such plan.

5.5.           Termination by the Executive for Good Reason. If the Executive terminates this Agreement for Good Reason as defined in Section 1.7, the Executive shall be entitled to receive the same payments and benefits specified in Section 5.3 of this Agreement.  Any bonus earned in accordance with section 3.2 for the quarter in which the Date of Termination occurs shall be equal to the number of days from the beginning of said quarter through the Date of Termination divided by 90 multiplied by the full bonus for said quarter, which pro rata bonus shall be paid to Executive at the time set forth in Section 3.2.  No further bonus for subsequent quarters shall be paid to the Executive.

5.6.           Termination Due to Discontinuance of Business.  Anything in this Agreement to the contrary notwithstanding, in the event the Employer’s business is discontinued because it is rendered impracticable by substantial financial losses, legal decisions, administrative rulings, declaration of war, dissolution, national or local economic depression or crisis or any reasons beyond the control of the Employer, this Agreement shall terminate as of the day the Employer determines to cease operation with the same force and effect as if such day of the month were originally set as the termination date hereof.  In the event this Agreement is terminated pursuant to this Section 5.6, the Employer shall have no further obligation to pay compensation to the Executive effective the Date of Termination.  The entitlement of the Executive to benefits under a plan described in Section 3.4 upon such termination shall be determined in accordance with applicable law and the provisions of such plan.  Notwithstanding the foregoing, if Employer files bankruptcy, or an involuntary bankruptcy petition is filed against Employer which is not dismissed, then this Agreement shall not be terminated under this section 5.6 and Executive shall have the rights and remedies available to him under applicable law.

5.7.           Termination Following Change of Control.  In the event Alanco does not own or control at least 51% of Employer, Executive’s employment may be terminated and this Agreement cancelled.  In such event, the Employer shall pay Executive severance pay equal to two months salary in addition to any earned, unpaid bonus with respect to the calendar quarters beginning prior to the Date of Termination, but have no further obligation to pay any other compensation to the Executive after the Date of Termination.  The entitlement of the Executive to benefits under a plan described in Section 3.4 upon such termination shall be determined in accordance with applicable law and the provisions of such plan.

5.8.           Termination by Mutual Consent.  Notwithstanding any of the foregoing provisions of this Section 5, if at any time during the course of this Agreement the parties by mutual consent decide to terminate it, they shall do so by separate agreement setting forth the terms and conditions of such termination.

5.9.           Cooperation with Employer After Termination of Employment.  Following notice of termination of the Executive’s employment for any reason, the Executive shall fully cooperate with the Employer in all matters relating to the winding up of his pending work on behalf of the Employer including, but not limited to, any litigation in which the Employer is involved, and the orderly transfer of any such pending work to other employees of the Employer as may be designated by the Employer; provided, however, that Employer must continue to pay Executive’s salary and benefits, on a time involved pro rata basis, during such transition period and Employer agrees to reimburse the Executive for any out-of-pocket expenses he incurs in performing any work on behalf of the Employer following the termination of his employment.  This obligation of cooperation shall be subject to reasonable notice and to Executive’s reasonable time constraints imposed by other obligations of the Executive, including those related to Executive’s employment elsewhere.

5.10.           Withholding.  All payments required to be made by the Employer to the Executive under Section 5 of this Agreement shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

6.  CONFIDENTIALITY, INTELLECTUAL PROPERTY AND NON-COMPETITION AGREEMENT

6.1.           Confidentiality.  The Employee will not, during or after the term of this Agreement, disclose to any third person or use or take any personal advantage of any Confidential Information or any trade secret of any kind or nature obtained by him during the term hereof or during his employment by Employer.  For all purposes of this Agreement, the following terms have the meaning ascribed to them:

(a)
“Confidential Information” means all data and information relating to the business and management of the Employer, including proprietary and trade secret technology and accounting records to which access is obtained by the Executive, including Financial Information, Work Product, Production Processes, Other Proprietary Data, Business Operations, Computer Software, Computer Technology, Marketing and Development Operations, and Customers. Confidential Information will also include any information, which has been disclosed by a third party to the Employer and governed by a non-disclosure agreement entered into between the third party and the Employer. Confidential Information will not include information that:

(1)	is generally known in the industry of the Employer;

(2)	is now or subsequently becomes generally available to the public through no wrongful act of the Executive;

(3)	the Executive rightfully had in its possession prior to the disclosure to the Executive by the Employer;

(4)	the Executive rightfully obtains from a third party who has the right to transfer or disclose it.

(b)
“Financial Information” means such information such as the Company's or Client’s earnings, assets, debts, prices, pricing structure, volumes of sales or other financial data, whether relating to the Company or Client generally, or to particular products or services or time periods.

(c)
“Work Product” means work product resulting from or related to work or projects performed or to be performed for the Employer or for clients of the Employer, of any type or form in any stage of actual or anticipated research and development, production, or marketing.

(d)
“Production Processes” means processes used in the creation, production and manufacturing of the Work Product, including but not limited to formulas, patterns, molds, models, methods, techniques, specifications, processes, procedures, equipment, devices, programs, and designs.

(e)
“Other Proprietary Data” means information relating to the Employer’s proprietary rights prior to any public disclosure of such information, including but not limited to the nature of the proprietary rights, production data, technical and engineering data, technical concepts, test data and test results, simulation results, the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including patents, copyrights and trade secrets).

(f)
“Business Operations” means internal personnel and financial information, vendor names and other vendor information (including vendor characteristics, services and agreements), purchasing and internal cost information, internal services and operational manuals, and the manner and methods of conducting the Employer’s business.

(g)
“Computer Software” means all sets of statements, instructions or programs, whether in human readable or machine readable form, that are expressed, fixed, embodied or stored in any manner and that can be used directly or indirectly in a computer (“Computer Programs”); any report format, design or drawing created or produced by such Computer Programs; and all documentation, design specifications and charts, and operating procedures which support the Computer Programs.

(h)
“Computer Technology” means all scientific and technical information or material pertaining to any machine, appliance or process, including specifications, proposals, models, designs, formulas, test results and reports, analyses, simulation results, tables of operating conditions, materials, components, industrial skills, operating and testing procedures, shop practices, know-how and show-how.

(i)
“Marketing and Development Operations” means marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Employer which have been or are being discussed.

(j)
“Customers” means names of customers and their representatives, contracts and their contents and parties, customer services, data provided by customers and the type, quantity and specifications of products and services purchased, leased, licensed or received by clients of the Employer.

The obligations to ensure and protect the confidentiality of the Confidential Information imposed on the Executive in this Agreement and any obligations to provide notice under this Agreement will survive the expiration or termination, as the case may be, of this Agreement.

6.2.           Non-Competition. To the full extent permitted by law, the Employee will not for a period of six months if Executive’s employment is terminated  before March 31, 2011, or twelve months if Executive’s employment is terminated thereafter, following the termination of his employment with the Employer (the “Restricted Period”):

(a)
attempt to cause any person, firm or corporation which is a customer of or has a contractual relationship with the Employer at the time of the termination of his employment to terminate such relationship with the Employer, and this provision shall apply regardless of whether such customer has a valid contractual arrangement with the Employer;

(b)	attempt to cause any employee of the Employer to leave such employment;

(c)	engage in any activity or perform any services competitive with any business conducted by the Employer at the time of such termination.

Notwithstanding the foregoing, in the event the Executive is terminated by the Employer without Cause, or if the Executive terminates his employment with Good Reason, the Restricted Period shall be six months following such termination of employment.

6.3.           Equitable Relief. The Employee acknowledges that the violation of any of the provisions of this Section 6 will cause irreparable loss and harm to the Employer which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Employer will be entitled, without posting bond or other security, to injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof, but no action for any such relief shall be deemed to waive the right of the Employer to an action for damages.

7.	RESULTS OF THE EMPLOYEE’S SERVICES.

7.1           Ownership.  The Employer will be entitled to and will own all the results and proceeds of the Executive’s services under this Agreement, including, without limitation, all rights throughout the world to any copyright, patent, trademark or other right and to all ideas, inventions, products, programs, procedures, formats and other materials (collectively referred to as “Intellectual Property”) of any kind created or developed or worked on by the Executive during his employment by the Employer the same shall be the sole and exclusive property of the Employer; and the Executive will not have any right, title or interest of any nature or kind therein.  The Executive will take such action and execute such documents as the Employer may request to warrant and confirm the Employer’s title to and ownership of all such results and proceeds and to transfer and assign to the Employer any rights which the Executive may have therein. The Executive’s right to any compensation or other amounts under this Agreement will not constitute a lien on any results or proceeds of the Executive’s services under this Agreement.

7.2           Remedies. The Executive acknowledges that the violation of any of the provisions of Section 7.1 will cause irreparable loss and harm to the Employer which cannot be reasonably or adequately compensated by damages in an action at law, and, accordingly, that the Employer will be entitled, without posting bond or other security, to injunctive and other equitable relief to enforce the provisions of that Section; but no action for any such relief shall be deemed to waive the right of the Employer to an action for damages.

8.  INSURANCE

If The Employer desires at any time or from time to time to apply for, in its own name or otherwise, but at its expense, life, health, accident or other insurance covering the Executive, the Employer may do so and may take out such insurance for any sum that it deems desirable. The Executive will have no right, title or interest in or to such insurance. The Executive nevertheless will assist the Employer in procuring the same by submitting from time to time to the customary medical, physical and other examinations, and by signing such applications, statements and other instruments as any reputable insurer may require.

9.  EXECUTIVE’S REPRESENTATIONS AND WARRANTIES

9.1           No Conflict of Interest.  In his capacity as an Executive, the Executive warrants that as of the Effective Date of this Agreement he is not, to the best of his knowledge and belief, involved in any situation that creates a conflict of interest with his loyalty to or duties for the Employer.

9.2.           Notification of Materials or Documents from Other Employers.  The Executive further warrants that he has not brought and will not bring to the Employer or use in the performance of his responsibilities at the Employer any materials or documents of a former employer that are not generally available to the public, unless he has obtained express written authorization from the former employer for their possession and use.

9.3.           Notification of Other Post-Employment Obligations.  The Executive also understands that, as part of his employment with the Employer, he is not to breach any obligation of confidentiality that he has to former employers, and he agrees to honor all such obligations to former employers during his employment with the Employer.  The Executive warrants that he is subject to no employment agreement or restrictive covenant preventing full performance of his duties under this Agreement.

9.4.           Indemnification for Breach.  In addition to other remedies that the Employer might have for breach of this Agreement, the Executive agrees to indemnify and hold the Employer harmless from any breach of the provisions of this Section 7.

10.  GENERAL PROVISIONS

10.1.           Assignment.  The Employer may, in its own discretion, assign this Agreement and its rights hereunder in whole, but not in part, to any corporation or other entity with or into which the Employer may hereafter merge or consolidate or to which the Employer may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder.  The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

10.2.           Notice.  For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Employer:                  StarTrak Systems
c/o Chief Executive Officer
Alanco Technologies, Inc.
15575 N. 83rd Way, Suite 3
Scottsdale, AZ 85260

To the Executive:                  E. Kevin Dahill
220 Woodridge Circle
New Canaan, CT 06840

10.3.           Amendment and Waiver.  No amendment or modification of this Agreement shall be valid or binding upon (i) the Employer unless made in writing and signed by an officer of the Employer designated by the Board, and (ii) upon the Executive unless made in writing and signed by him.

10.5.           Non-Waiver of Breach.  No failure by either party to declare a default due to any breach of any obligation under this Agreement by the other, nor failure by either party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

10.6.           Severability.  In the event that any provision or portion of this Agreement, with the exception of Sections 2 and 3, shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

10.7.           Governing Law.  To the extent not preempted by federal law, the validity and effect of this Agreement and the rights and obligations of the parties hereto shall be construed and determined accordance with the law of  the State of New Jersey.

10.8.           Forum Selection and Consent to Jurisdiction.  With respect to any litigation based on, arising out of, or in connection with this Agreement, the parties hereby expressly submit to the jurisdiction of the courts of the State of New Jersey, located in Morris County, and of the United States District Courts for the District of New Jersey.  The parties hereby expressly waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above, including without limitation any claim that any such litigation has been brought in an inconvenient forum.

10.9.           Entire Agreement.  This Agreement, including the Exhibits referenced herein, contains all of the terms agreed upon by the Employer and the Executive with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications between the parties dealing with such subject matter, whether oral or written.

10.10.           Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the transferees, successors and assigns of the Employer.

10.11.           Headings.  Numbers and titles to Sections hereof are for information purposes only and, where inconsistent with the text, are to be disregarded.

10.12.           Counterparts.  This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which when taken together, shall be and constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first written above.

The Employer:                                                                     StarTrak Systems, LLC

By:__________________________
Robert R. Kauffman
Chief Executive Officer
                   Alanco Board Chairman

The Executive:                                                                            __________________________
   E. Kevin Dahill